EXHIBIT 7

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock of Biodesix, Inc. dated as of May 20, 2025 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Jack W. Schuler

/s/ Jack W. Schuler

Jack W. Schuler Living Trust

/s/ Jack W. Schuler
Name: Jack W. Schuler
Title: Trustee

Jack W. Schuler 2025 GRAT

/s/ Jack W. Schuler
Name: Jack W. Schuler
Title: Trustee

May 20, 2025